Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement (No. 333-274788) on Form S-3 and related Prospectus of TeraWulf Inc. of our report dated March 31, 2023, relating to the consolidated financial statements of TeraWulf Inc., appearing in the Annual Report on Form 10-K and Form 10-K/A of TeraWulf Inc. for the year end December 31, 2022. We also consent to the reference to our firm under the heading “Experts” in such Prospectus. /s/ RSM US LLP Minneapolis, Minnesota January 16, 2024